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                                                                   EXHIBIT 99.14



                                                               [EXECUTION COPY]


                                FOURTH AMENDMENT

                            3-YEAR CREDIT AGREEMENT

     FOURTH AMENDMENT (this "AMENDMENT"), dated as of September 1, 1996, to the 3-YEAR CREDIT AGREEMENT dated as of September 1, 1993, as amended by the First Amendment, dated as of September 1, 1994, certain extension letters, each dated June 30, 1995, and the Third Amendment, dated as of March 8, 1996, by and among RENAISSANCE ENERGY COMPANY, a Delaware corporation (the "BORROWER"), THE DETROIT EDISON COMPANY, a Michigan corporation (the "GUARANTOR"), the banks referred to therein (the "BANKS"), and BARCLAYS BANK PLC, New York Branch, as agent (the "AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT" or the "CREDIT AGREEMENT").


                              W I T N E S S E T H

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have previously entered into the Existing Credit Agreement; and

     WHEREAS, the Borrower, the Guarantor, the Banks and the Agent now wish to amend the Existing Credit Agreement to extend the Termination Date described therein and to rename the Credit Agreement;

     NOW THEREFORE, the Borrower, the Guarantor, the Banks and the Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

     SECTION A) AMENDMENTS TO EXISTING CREDIT AGREEMENT. a) EXTENSION OF TERMINATION DATE. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Termination Date is hereby extended to September 1, 2000.

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     b) The Credit Agreement is hereby renamed the "MULTI-YEAR CREDIT
AGREEMENT". From and after the effective date of this Amendment, all references to the "the 3-Year Credit Agreement" (or words of like import) contained in the Financing Documents, any amendment thereto or any document delivered thereunder, whether executed or delivered before or after the effective date of this Amendment, shall be deemed to be references to the Multi-Year Credit Agreement, except where (and then only to the extent that) to do so would adversely affect the validity or effectiveness thereof.

     SECTION 1. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date set forth above when, and only when, the Agent shall have received (in sufficient copies for each Bank) the following:

          a) Counterparts of this Amendment executed by the Borrower, the Guarantor and all of the Banks.

          b) Certified copies of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Borrower.

          c) Certified copies of the resolutions of the Board of Directors of the Guarantor authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Guarantor.

          d) A favorable opinion of counsel to the Borrower, to the effect set forth in Annex I to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

          e) A favorable opinion of the General Counsel of the Guarantor, to the effect set forth in Annex II to this Amendment and as to such other matters relating to the transactions contemplated hereby as any Bank through the Agent may reasonably request.

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          f)  Evidence satisfactory to the Agent and its counsel that the
     Guarantor has extended, through September 1, 1997, the Guarantee set forth in Section 6.02 of the Existing Agreement.

          g) Evidence that the "Expiration Date" of the Heat Purchase Contract has been extended to August 28, 1997 and that the "Outside Expiration Date" of the Heat Purchase Contract has been extended to September 1, 2000.

          h) Such other instruments, opinions or documents as any Bank through the Agent may reasonably request.

     SECTION 2. Representations And Warranties. EACH OF THE BORROWER AND THE GUARANTOR REPRESENTS AND WARRANTS, AS TO ITSELF ONLY, AS FOLLOWS:

    (1) THE EXECUTION AND DELIVERY BY IT OF THIS AMENDMENT, AND THE PERFORMANCE BY IT OF THE AMENDED CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY ARE WITHIN ITS CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE OR OTHER SIMILAR ACTION, AND DO NOT AND WILL NOT CONTRAVENE (1) ITS CHARTER OR BY-LAWS, AS THE CASE MAY BE, OR ANY LAW OR LEGAL RESTRICTION (1)OR ANY CONTRACTUAL RESTRICTION BINDING ON OR AFFECTING IT OR ITS PROPERTIES;

     a) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

     b) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment;

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     c) Its representations and warranties contained in Section 4.01 (in the case of the Borrower) or Section 4.02 (in the case of the Guarantor) of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, as though made on and as of such date; and

     d) No event in respect of it has occurred and is continuing, which constitutes an Event of Default or a Default;

          (a) In the case of the Guarantor: (a) the FERC Authorization is in full force and effect, (a) although scheduled by its terms to expire on December 31, 1996, the Guarantor intends to seek extension of the FERC Authorization and (a) without regard to any extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (a) the creation, validity and performance of the Guarantee described in Section
     6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to December 31, 1996 or any later date to which the FERC Authorization may be extended, (a) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, (a) and the Guarantor to extend through the Termination Date as extended hereby the Guarantee set forth in Section 6.02 of the Credit Agreement and to perform its obligations thereunder.

     SECTION E) REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. e) Upon the effectiveness of this Amendment in accordance with Section 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Financing Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

     f) Except as specifically amended above, the Credit Agreement and all other Financing Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     g) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as

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     a waiver of any right, power or remedy of any Bank or the Agent under any of the Financing Documents, nor constitute a waiver of any provision of any of the Financing Documents.

     SECTION 3. COSTS AND EXPENSES. THE BORROWER AGREES TO PAY ON DEMAND ALL REASONABLE COSTS AND EXPENSES OF THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION AND AMENDMENT OF THIS AMENDMENT AND THE OTHER INSTRUMENTS AND DOCUMENTS TO BE DELIVERED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL FOR THE AGENT WITH RESPECT THERETO AND WITH RESPECT TO ADVISING THE AGENT AND THE BANKS AS TO THEIR RESPECTIVE RIGHTS AND RESPONSIBILITIES HEREUNDER AND THEREUNDER.

     SECTION 4. EXECUTION IN COUNTERPARTS. THIS AMENDMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME AGREEMENT.

     SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,

                                                     RENAISSANCE ENERGY COMPANY



                                                     By
                                                       Title:


                                                     THE DETROIT EDISON COMPANY,
                                                      as Guarantor



                                                     By
                                                       Title:



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                                                                     ANNEX I

                 [SCOPE OF OPINION OF COUNSEL TO THE BORROWER]

The Opinion of Counsel to the Borrower referred to in Section 2(d) of this Amendment shall re-affirm, as of the date of this Amendment, the opinions expressed in the opinion of such counsel previously delivered pursuant to
Section 3.01(m) of the Existing Credit Agreement, except that, for purposes of such re-affirmation, (i) the "Transaction Documents" shall be stated to include this Amendment and (ii) references in such opinions to the "Credit Agreement" shall be stated to refer to the Amended Credit Agreement.


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                                                                     ANNEX II

                 [SCOPE OF OPINION OF COUNSEL TO THE GUARANTOR]

The Opinion of Counsel to the Guarantor referred to in Section 2(e) of this Amendment shall be to the effect that:

          (1) THE EXECUTION AND DELIVERY BY THE GUARANTOR OF THIS AMENDMENT, AND THE PERFORMANCE BY THE GUARANTOR OF THE AMENDED CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY ARE WITHIN ITS CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED BY ALL NECESSARY CORPORATE OR OTHER SIMILAR ACTION, AND DO NOT AND WILL NOT CONTRAVENE (1) ITS CHARTER OR BY-LAWS, AS THE CASE MAY BE, OR ANY LAW OR LEGAL RESTRICTION OR (1) ANY CONTRACTUAL RESTRICTION BINDING ON OR AFFECTING IT OR ITS PROPERTIES;

          a) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Financing Documents to which the Guarantor is a party are the Guarantor's legal, valid and binding obligations, enforceable against the Guarantor in accordance with their respective terms; subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

          b) No consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Guarantor of this Amendment;

              (a) (a) the FERC Authorization is in full force and effect, and without regard to any extension thereof, the FERC Authorization as presently in effect is sufficient to authorize: (a) the creation, validity and performance of the Guarantee described in Section 6.01 of the Amended Credit Agreement in respect of each Advance made on or prior to December 31, 1996 or any later date to which the FERC Authorization may be extended, (a) the Guarantor to perform its obligations under the Credit Agreement and the other Financing Documents in respect of each such Advance and the corresponding Guarantee, and (a) the Guarantor

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     to extend through the Termination Date as extended by this Amendment the
     Guarantee set forth in Section 6.02 of the Credit Agreement and to perform its obligations thereunder;

AND such opinion of counsel to the Guarantor shall re-affirm, as of the date of this Amendment, the opinions expressed in paragraphs 1, 4, 5 and 6 of the opinion of such counsel previously delivered pursuant to Section 3.01(n) of the Existing Credit Agreement.